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                                                                     EXHIBIT 3.5

                            ARTICLES OF ASSOCIATION

                                       OF

                  INVESTORS FEDERAL BANK, NATIONAL ASSOCIATION


     For the purpose of organizing a Bank to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

     FIRST. The title of this Bank shall be Investors Federal Bank, National Association.

     SECOND. The Main Office of the Bank shall be in Chillicothe, Missouri, County of Livingston, State of Missouri. The general business of the Bank shall be conducted at its main office and its branches and facilities.

     THIRD. The board of directors of this Bank shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the Bank with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the Bank with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase,
(ii) the date the person became a director or (iii) the date of that person's most recent election to the board of directors, whichever is greater. Any combination of common or preferred stock of the Bank or holding company may be used.

     Any vacancy in the board of directors may be filled by action of the board of directors; provided, however, that a majority of the full board of directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

     Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

     Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

     Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the Bank, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the Bank or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.
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     FOURTH.  There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, but if no election is held on that day, it may be held on any subsequent day, according to such lawful rules as may be prescribed by the board of directors. In all cases, at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

     In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the Bank, preferred shareholders will have cumulative voting rights and will be included within the same class as common shareholders, for purposes of the election of directors.

     A director may resign at any time by delivering written notice to the board of directors, its chairperson, or the Bank, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     FIFTH. The authorized amount of capital stock of this Bank shall be 900,000 shares of common stock of the par value of ten dollars ($10.00) each; and 100,000 shares of preferred stock; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the Bank shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Bank, whether now or hereafter authorized, or to any obligations convertible into stock of the Bank, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

     Unless otherwise specified in the articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

     Shares of the same class or series may be issued as a dividend on a pro rata basis and respect of without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for

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determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

     Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

     If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the Bank may (a) issue fractional shares or, (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share, (c) if there is an established and active market in the Bank's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share, (d) remit the cash equivalent of the fraction to the shareholder, or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers, and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Bank upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the Bank and the proceeds paid to scriptholders.

     The Bank, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SIXTH. The board of directors shall appoint one of its members president of this Bank, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Bank, and such other officers and employees as may be required to transact the business of this Bank.

     The board of directors shall have the power to:

     (1)  Define the duties of the officers and employees of the Bank.

     (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Bank.

     (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

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     (4)  Dismiss officers and employees.

     (5) Require bonds from officers and employees and to fix the penalty thereof.

     (6) Ratify written policies authorized by the Bank's management or committees of the board.

     (7) Regulate the manner in which any increase or decrease of the capital of the Bank shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Bank in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

     (8)  Manage and administer the business and affairs of the Bank.

     (9) Adopt initial bylaws, not inconsistent with law or the articles of Bank, for managing the business and regulating the affairs of the Bank.

     (10) Amend or repeal bylaws, except to the extent that the articles of Bank reserve this power in whole or in part to shareholders.

     (11) Make contracts.

     (12) Generally to perform all acts that are legal for a Board of directors to perform.

     SEVENTH. The board of directors shall have the power to change the location of the Main Office to any other place within the limits of Chillicothe, Missouri, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Bank to any other location, without the approval of the shareholders, subject to the approval of the Office of the Comptroller of the Currency.

     EIGHTH. The corporate existence of this Bank shall continue until terminated according to the laws of the United States.

     NINTH. The board of directors of this Bank, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Bank, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60 days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Bank. Unless otherwise provided by the Bylaws, any action requiring approval by the shareholders must be effected at a duly called annual or special meeting.

     TENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Bank,

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unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Bank's Board of directors may propose one or more amendments to the articles of association for submission to the shareholders.

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     In witness whereof, we have hereunto set our hands this ___ day of
______________, 1996.



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Robert T. Fairweather                       Edward P. Milbank


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Earle S. Teegarden, Jr.                     J. Michael Palmer


-------------------------------             --------------------------------
Larry R. Johnson                            Armand J. Peterson

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